UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 21, 2006

                        PREMIER ENTERTAINMENT BILOXI LLC
                                       and
                          PREMIER FINANCE BILOXI CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
     (State or Other Jurisdiction of Incorporation)

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       333-114339                                    20-0495680/20-0495563
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(Commission File Number)                       (IRS Employer Identification No.)
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          777 Beach Boulevard                            39530
               Biloxi, MS
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(Address of Principal Executive Offices)              (Zip Code)
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                                  (228)374-7625
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Premier Entertainment Biloxi LLC (the "Company" or "Premier") would like to provide the following update.

Proposal to Trustee
-------------------

As previously disclosed, on June 29, 2006, the Company submitted a Comprehensive Hurricane Katrina Recovery Proposal (the "Proposal") to U.S. Bank National Association (the "Trustee"), the trustee for the Company's 10 3/4% First Mortgage Notes due 2012 (the "Notes"). Under the terms of the Proposal, the Company formally requested that the Trustee exercise its discretion, subject to court approval, to allow Premier to use available insurance proceeds from Hurricane Katrina-related insurance claims that are held or are expected to be held by the Trustee by August 31, 2006 in accordance with the Cash Collateral and Disbursement Agreement related to the Notes to repair, rebuild, and open the Hard Rock Biloxi Hotel and Casino (the "Project") and to pay certain claims.

After a number of holders of the Notes asked for modifications to the Proposal, the Trustee advised the Company that it would not proceed with the hearing scheduled for August 24, 2006.

In connection with the Company's pending action against the Trustee in its capacity as trustee and disbursement agent, the Company intends to proceed for declaratory relief in the United States District Court for the Southern District of Mississippi, Southern Division, to establish, among other things, its rights to use the insurance proceeds toward rebuilding the Project and paying certain claims.

Negotiations with a group of noteholders holding a majority in principal amount of the Notes continue with a view toward settling various requested modifications and other matters, and obviating the need for obtaining the declaratory relief.

Insurance Update
----------------

With respect to the previously disclosed $38,250,000 settlement of $45,000,000 million aggregate face value of the second excess layer of coverage under insurance policies, $16,750,000 has been received and deposited into a restricted account; the balance is expected to be deposited into restricted accounts held by the Trustee on or about August 31, 2006.











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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 25, 2006
                                              PREMIER ENTERTAINMENT BILOXI LLC
                                              PREMIER FINANCE BILOXI CORP.



                                                  /s/ Todd J. Raziano
                                              ----------------------------------
                                              Name:  Todd J. Raziano
                                              Title: Senior Vice President and
                                                     Chief Financial Officer
















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